Exhibit 99.1
For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Chief Financial Officer	Vice President
Chico’s FAS, Inc.	Investor and Community Relations
(239) 274-4105	Chico’s FAS, Inc.
(239) 274-4797
Chico’s FAS, Inc. Appoints Michael Weiss to Board of
Directors to Fill Newly Created Seat
     Fort Myers, FL - August 5, 2005 - Chico’s FAS, Inc. (NYSE: CHS) today announced that it has appointed Michael Weiss to its Board of Directors, increasing the total number of Board seats to eleven.
     Michael Weiss, 64, is the retired president and chief executive officer of Express, a subsidiary of Limited Brands, Inc. Weiss joined Limited in 1981 as merchandise manager for Express and became the first president of the division in 1982. Weiss served as president and CEO of Express until 1993, at which time he was named vice chairman of Limited. In 1997, Weiss returned to Express to again serve as president and CEO until his retirement in 2004. During his tenure with Limited Brands, Inc., Weiss launched the Bath & Body Works product line in 1990, integrated Structure into Express as a dual-gender brand in 2001, and saw Limited Brands post a profit of $716.8 million on $8.9 billion in sales in its fiscal 2003. Prior to joining Limited Brands, Weiss worked with Apparel Industries in New York City, Casual Corner, and Abraham and Strauss. He is currently a member of the board of directors of Payless ShoeSource, Inc. and Borders Group, Inc.
     Scott A. Edmonds, Chico’s President and Chief Executive Officer, commented, “Michael Weiss is an outstanding leader and merchant with over 20 years of executive management experience in specialty retail. Michael’s experience with multiple retailing disciplines will assist us greatly as we continue to strategically position each of the exciting brands that make up the Chico’s family. Furthermore, his leadership with the development and merchandising of new and existing brands should provide invaluable guidance and mentoring to our merchants as we position the Company for continued growth. Each of our Board members and senior merchants look forward to benefiting from his unique merchandising visions and talents.”
     The Company is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 710 women’s specialty stores, including stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market, and Soma by Chico’s names. The Company owns 474 Chico’s front-line stores, 27 Chico’s outlet stores, 181 White House | Black Market front-line stores, 5 White House | Black Market outlet stores and 10 Soma by Chico’s stores; franchisees own and operate 13 Chico’s stores.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section